QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 23, 2004

Registration No. 333-34028

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MED DIVERSIFIED, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	84-1037630 (I.R.S. Employer Identification No.)

100 Brickstone Square, Fifth Floor
Andover, MA 01810
(Address of Principal Executive Offices, including Zip Code)

2000 Nonqualified Stock Option and Stock Bonus Plan
(Full title of plan)

Alexander H. Bromley
100 Brickstone Square, Fifth Floor
Andover, MA 01810
(978) 323-2553
(Name, address and telephone number of agent for service)

Copy to:
Stephen M. Honig, Esquire
Duane Morris LLP
470 Atlantic Avenue, Suite 500
Boston, Massachusetts 02210
(617) 289-9200

        This Amendment No. 1 to Med Diversified, Inc.'s (the "Company") Registration Statement on Form S-8 (File No. 333-34028) (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on April 4, 2000, is being filed in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering. The Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

ITEM 9. UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Andover, state of Massachusetts on June 22, 2004.

MED DIVERSIFIED, INC. (Registrant)
By:	/s/ FRANK P. MAGLIOCHETTI Frank P. Magliochetti Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 22, 2004.

Signature	Title	Date

/s/ FRANK P. MAGLIOCHETTI Frank P. Magliochetti	Chairman and Chief Executive Officer	June 21, 2004
/s/ EDWIN A. REILLY Edwin A. Reilly	Chief Operating Officer	June 20, 2004
/s/ ALEXANDER H. BROMLEY Alexander H. Bromley	Vice President and General Counsel	June 17, 2004
/s/ JAMES A. SHANAHAN, III James A. Shanahan, III	Vice President of Finance and Accounting; Corporate Controller	June 17, 2004
/s/ JUDITH ROONEY Judith Rooney	Vice President of Compliance	June 17, 2004
/s/ DONALD H. AYERS Donald H. Ayers	Director	June 21, 2004
/s/ GREGORY J. SIMMS Gregory J. Simms	Director	June 22, 2004

QuickLinks

  ITEM 9. UNDERTAKINGS
SIGNATURES